UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 10, 2015

CORNING INCORPORATED
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverfront Plaza
Corning, New York 14831
 (Address of principal executive offices) (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

© 2015 Corning Incorporated. All Rights Reserved.

Item 1.01.  Entry into a Material Definitive Agreement.

Transaction Agreement

On December 11, 2015, Corning Incorporated (“Corning”) announced that it had entered into a Transaction Agreement (the “Transaction Agreement”) dated December 10, 2015 by and among Corning, The Dow Chemical Company (“TDCC”), Dow Corning Corporation (“JV Entity”) and HS Upstate Inc. (“NewCo”), pursuant to which, Corning will exchange with JV Entity its 50% stock interest in JV Entity for 100% of the stock of NewCo, a newly formed entity, which will hold 40.25% ownership interest in Hemlock Semiconductor, and other assets, including approximately $4.8 billion in cash (the “Transaction”).

Consummation of the Transaction is subject to customary closing conditions, including, among others, the (1) receipt of certain required regulatory approvals, (2) receipt and continued validity of certain third party consents, (3) receipt by Corning of tax opinions from its counsel and accountants, (4) consummation of certain reorganization transactions contemplated by the Transaction Agreement, (5) consummation by JV Entity of the financing contemplated by the Transaction Agreement, and (6) accuracy of the representations and warranties given by parties.

The parties have made customary representations and warranties and agreed to various customary covenants in the Transaction Agreement, including, among others, covenants to conduct the business of JV Entity and its subsidiaries in the ordinary course between the execution of the Transaction Agreement and the consummation of the Transaction and not to engage in certain actions during such period. The Transaction Agreement also provides for certain indemnification obligations customary for transactions of this nature.

The foregoing description of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of such agreement which is filed as Exhibit 1.1 hereto and is incorporated herein by reference.

Tax Matters Agreement

TDCC, Corning, JV Entity and NewCo entered into a Tax Matters Agreement, dated December 10, 2015 (the “Tax Matters Agreement”), that provides for the allocation between the parties of liabilities for taxes arising prior to, as a result of, and subsequent to the Transaction, and to provide for other matters relating to taxes.

The Tax Matters Agreement provides, in general, that JV Entity will indemnify NewCo for losses, including those relating to failure of the Transaction to qualify for its intended tax treatment, attributable to (i) the breach of certain representations made by TDCC in connection with the Transaction and (ii) the breach of certain covenants made by TDCC and JV Entity in connection with the Transaction.  Similarly, NewCo will indemnify JV Entity for losses, including those relating to failure of the Transaction to qualify for its intended tax treatment, attributable to (i) the breach of certain representations made by Corning in connection with the Transaction and (ii) the breach of certain covenants made by Corning and NewCo in connection with the Transaction.

JV Entity, on the one hand, and NewCo, on the other, will each generally be responsible for fifty percent of pre-closing taxes of JV Entity or NewCo to the extent not described in the preceding paragraph.

© 2015 Corning Incorporated. All Rights Reserved.

The Tax Matters Agreement also imposes certain restrictions on the parties that are designed to preserve the intended tax treatment of the Transaction under U.S. federal income tax laws.

The foregoing description of the Tax Matters Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of such agreement which is filed as Exhibit 1.2 hereto and is incorporated herein by reference.

Item 7.01.  Regulation FD

On December 11, 2015, Corning issued a press release (the "Press Release"), which is furnished herewith as Exhibit 99.1. The information in the attached Press Release is furnished pursuant to Item 7.01 and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, and is not incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Transaction Agreement, dated as of December 10, 2015, by and between Corning Incorporation, The Dow Chemical Company, Dow Corning Corporation and HS Upstate Inc.
1.2	Tax Matters Agreement, dated as of December 10, 2015, by and between Corning Incorporation, The Dow Chemical Company, Dow Corning Corporation and HS Upstate Inc.
99.1	Press Release, dated December 11, 2015 (furnished under Item 7.01)

© 2015 Corning Incorporated. All Rights Reserved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

December 11, 2015	By:	/s/ Linda E. Jolly

Name: Linda E. Jolly
Title: Vice President and Corporate Secretary

© 2015 Corning Incorporated. All Rights Reserved.

© 2015 Corning Incorporated. All Rights Reserved.

EXHIBIT INDEX

Exhibit No.	Description

1.1	Transaction Agreement, dated as of December 10, 2015, by and between Corning Incorporation, The Dow Chemical Company, Dow Corning Corporation and HS Upstate Inc.
1.2	Tax Matters Agreement, dated as of December 10, 2015, by and between Corning Incorporation, The Dow Chemical Company, Dow Corning Corporation and HS Upstate Inc.
99.1	Press Release, dated December 11, 2015 (furnished under Item 7.01)

© 2015 Corning Incorporated. All Rights Reserved.